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                                                                      EXHIBIT 14
                               CONSENT OF AUDITORS






*Bracketed citations are to the General Corporation Law of the State of Maryland ("MGCL") or to the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), or to Rules of the United States Securities and Exchange Commission thereunder ("SEC Rules"), all as they were in effect on January 12, 2001. The citations are inserted for reference only and do not constitute a part of the By-Laws.)









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